Exhibit 5.2

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 davispolk.com

September 26, 2024

Comcast Corporation

One Comcast Center

Philadelphia, Pennsylvania 19103-2838

Ladies and Gentlemen:

Comcast Corporation, a Pennsylvania corporation (the “Company”), Comcast Cable Communications, LLC, a Delaware limited liability company, and NBCUniversal Media, LLC, a Delaware limited liability company (together with Comcast Cable Communications, LLC, the “Guarantors” and, together with the Company, the “Issuers”), have filed with the Securities and Exchange Commission a Registration Statement on Form S-3 (File No. 333-266390) (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), certain securities, including €900,000,000 aggregate principal amount of 3.250% Euro Notes due 2032 (the “2032 Euro Notes”), €900,000,000 aggregate principal amount of 3.550% Euro Notes due 2036 (the “2036 Euro Notes” and, together with the 2032 Euro Notes, the “Euro Notes”) and £750,000,000 aggregate principal amount of 5.250% Sterling Notes due 2040 (the “Sterling Notes”). The Euro Notes and Sterling Notes are herein referred to as the “Notes.” The Notes are to be issued pursuant to the provisions of the Indenture dated as of September 18, 2013 (the “Base Indenture”), as amended by the First Supplemental Indenture thereto dated as of November 17, 2015 (the “First Supplemental Indenture”) and the Second Supplemental Indenture dated as of July 29, 2022 (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”) by and among the Company, the guarantors party thereto and The Bank of New York Mellon, as trustee (the “Trustee”). Pursuant to the terms of the Indenture, the Notes will be guaranteed by each of the Guarantors (the “Guarantees” and, together with the Notes, the “Securities”). The Securities are to be sold pursuant to the Underwriting Agreement dated September 23, 2024 (the “Underwriting Agreement”) among the Company, the Guarantors and the several underwriters named therein (the “Underwriters”).

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company and the Guarantors that we reviewed were and are accurate and (vi) all representations made by the Company and the Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

September 26, 2024

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1.

Assuming the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to, (x) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

2.

The Guarantees, assuming the Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of each Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; provided that we express no opinion as to (x) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Guarantee that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that the Company and each Guarantor is validly existing and in good standing under the laws of the Commonwealth of Pennsylvania or the State of Delaware, as applicable. In addition, we have assumed that the Indenture and the Securities (collectively, the “Documents”) are valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and the Guarantors). We have also assumed that the execution, delivery and performance by each party to each Document to which it is a party (a) are within their corporate or limited liability company powers, as applicable, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of the Company or any Guarantor, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or any Guarantor, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company and each Guarantor.

We are members of the Bar of the State of New York and the foregoing opinions are limited to the laws of the State of New York and the Limited Liability Company Act of the State of Delaware, except that we express no opinion as to any law, rule or regulation that is applicable to the Company or the Guarantors, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate. Insofar as the foregoing opinions involve matters governed by the laws of the Commonwealth of Pennsylvania, we have relied, without independent inquiry or investigation, on the opinions of the Senior Deputy General Counsel of the Company to be filed as an exhibit to a report on Form 8-K to be filed by the Company on the date hereof.

September 26, 2024

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement to a report on Form 8-K to be filed by the Company on the date hereof and its incorporation by reference into the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus supplement which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP